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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                NOVEMBER 17, 2004

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      001-31810              22-3720962
(STATE OR OTHER JURISDICTION OF         (COMMISSION            (IRS EMPLOYER
        INCORPORATION)                  FILE NUMBER)         IDENTIFICATION NO.)

           55 MADISON AVENUE, SUITE 300                  07960
              MORRISTOWN, NEW JERSEY                   (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               Registrant's telephone number, including area code:
                                 (973) 290-0080

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 -- FINANCIAL INFORMATION
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On November 17, 2004, Access Integrated Technologies, Inc., a Delaware
corporation ("Access Integrated"), FiberSat Global Services Inc., a Delaware
corporation and a wholly-owned subsidiary of Access Integrated ("Purchaser"),
FiberSat Global Services, LLC, a California limited liability company
("Company"), Richard Wolfe, Ravi Patel, McKibben Communications, Globecomm
Systems, Inc., Timothy Novoselski, Scott Smith and Michael Farina, members
("Members") of the Company, closed the transactions under the Asset Purchase
Agreement dated October 19, 2004 ("Purchase Agreement") among the parties. The transaction is referred to herein as the "FiberSat Transaction." Purchaser acquired substantially all of the assets of, and assumed specified liabilities of, the Company in the FiberSat Transaction. In consideration for the assets,
Access Integrated issued 540,000 shares of its restricted Class A Common Stock,
$.001 par value per share ("Class A Common Stock") to the Members, and paid approximately $376,000 in cash to the Company. Under the Purchase Agreement, (a)
the Members may receive additional shares of restricted Class A Common Stock
(capped at 100,000 shares) if the fair market value of the restricted Class A
Common Stock falls below a certain minimum amount over a certain period of time;
and (b) the Members may receive additional shares of restricted Class A Common
Stock as an earn-out based upon the earnings of the Company's business for the three years after the closing date.

     The assets consist primarily of satellite transmission facilities and equipment, other machinery and equipment, real property and personal property leases, customer contracts, accounts receivable and other assets. Prior to the closing of the FiberSat Transaction, the Company provided and continues to provide satellite transmission facilities to a subsidiary of Access Integrated.
Other than this relationship, there are no material relationships among Access
Integrated, Purchaser, their respective affiliates, officers and directors, and the Company, its officers and Members. The Company is a privately-held limited liability company headquartered in Chatsworth, California and operates teleport facilities to provide services utilizing satellite ground services and fiber-optic connectivity services to its customers.

     A copy of the press release announcing the closing of the FiberSat
Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on Access Integrated's website at www.accessitx.com under "Latest News."

SECTION 3 -- SECURITIES AND TRADING MARKETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     In connection with the FiberSat Transaction, Access Integrated issued on
November 17, 2004 540,000 shares ("Shares") of its restricted Class A Common
Stock to the Members of the Company in exchange for substantially all of the assets of the Company pursuant to the terms and conditions of the Purchase
Agreement. The assets consist primarily of satellite transmission facilities and equipment, other machinery and equipment, real property and personal property leases, customer contracts, accounts receivable and other assets. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended
("Securities Act") and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering, to accredited investors conducted by Access
Integrated pursuant to Rule 506 based upon the representations and warranties of the Members set forth in the Purchase Agreement.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired.

     Access Integrated will file the financial statements for the Company required by this Item 9.01(a) by January 27, 2005.

(b)  Pro forma financial information.

     Access Integrated will file the pro forma financial information required by this Item 9.01(b) by January 27, 2005.

(c)  Exhibits.

     The following exhibit is furnished as part of this report:

     99.1 Press Release of Access Integrated Technologies, Inc., dated November
     19, 2004.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004                ACCESS INTEGRATED TECHNOLOGIES, INC.

                                       By: /s/ A. Dale Mayo
                                           -------------------------------------
                                           A. Dale Mayo
                                           President and Chief Executive Officer